Exhibit 99.1

Culp Announces Revised Expectations for Fourth Quarter Fiscal 2010

HIGH POINT, N.C.--(BUSINESS WIRE)--May 18, 2010--Culp, Inc. (NYSE: CFI), today announced that, based on unaudited preliminary results, overall sales for the fourth quarter of fiscal 2010 ending May 2, 2010, are now expected to be up 20 percent over the fourth quarter of fiscal 2009. Mattress fabrics segment sales are expected to be up 26 percent and upholstery fabrics segment sales are expected to be up 13 percent over the prior year period. These projected results compare with previously announced expectations of a 12 to 16 percent sales increase for the company as a whole, with a projected increase of 10 to 14 percent for mattress fabrics and 13 to 17 percent for the upholstery fabrics segment. The company currently expects pre-tax income to be in the range of $4.7 to $5.1 million for the fourth quarter. These projected results are higher than the company’s previously announced expectation of $3.5 to $4.2 million in pre-tax income for the quarter. The company also expects that the effective income tax rate for the fourth quarter of fiscal 2010 will be substantially lower than the year to date rate as of January 31, 2010, due to various factors.

Commenting on the announcement, Frank Saxon, president and chief executive officer of Culp, Inc., said, “Our projected financial results for the fourth quarter reflect better sales growth than anticipated in our mattress fabrics business, driven by significantly improved consumer demand in the bedding industry. While we have continued to see favorable growth trends in our upholstery fabrics business, we believe consumer demand for furniture was not as strong as for bedding during the quarter. Overall, we are very pleased with the progress we made in the fourth quarter and in fiscal 2010. Looking ahead, although we are optimistic about the outlook for the bedding and furniture industries, we are beginning to experience higher raw material costs in both segments and increased pricing pressure in our mattress fabrics business.”

The company expects to report financial and operating results for the fourth quarter and fiscal 2010 periods ending May 2, 2010, in mid-June.

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

The financial information contained in this release represents preliminary results or expectations about results, and remains subject to adjustment and final audit. In addition, this release contains statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about the company’s future operations, production levels, sales, SG&A or other expenses, taxes or effective tax rates, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company’s business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced by the company could erode demand for the company’s products. Strengthening of the U.S. dollar against other currencies could make the company’s products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on the company’s sales in the U.S. of products produced in those countries. Also, economic and political instability in international areas could affect the company’s operations or sources of goods in those areas, as well as demand for the company’s products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company’s periodic reports filed with the Securities and Exchange Commission, including the “Risk Factors” section in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on July 16, 2009, for the fiscal year ended May 3, 2009.

CONTACT:
Culp, Inc.
Kenneth R. Bowling, Chief Financial Officer, 336-881-5630